UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   --------------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                   COMTEX NEWS NETWORK, INC.
     (Exact name of registrant as specified in its charter)

          NEW YORK                           13-3055012
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

                 4900 Seminary Road, Suite 800
                   Alexandria, Virginia 22311
                         (703) 820-2000
      (Address, including zip code and telephone number,
                of Principal Executive Offices)

                    COMTEX News Network, Inc.
                     1995 STOCK OPTION PLAN
                    (Full title of the plan)

                        Charles W. Terry
         President,Chief Executive Officer and Director
                   COMTEX News Network, Inc.
                 4900 Seminary Road, Suite 800
                   Alexandria, Virginia 22311
                         (703) 820-2000
            (Name, address, including zip code, and
    telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE
                                   Proposed       Proposed
     Title of                      Maximum        Maximum
     Securities     Amount         Offering       Aggregate      Amount of
     to be          to be          Price Per      Offering       Registration
     Registered     Registered     Share          Price          Fee
     ------------   -----------    -----------    -----------    ------------
     Common Stock
     $.01 par       2,200,000      $3.75<F1>       $8,250,000     $2,178
     value

     <F1>(1)  Estimated solely for purposes of calculating the
registration fee. Based on the closing price on February 3, 2000.

     The purpose of this Registration Statement is to register 2,200,000 additional shares of common stock, $.01 par value, of COMTEX News Network, Inc. issuable pursuant to the COMTEX News Network, Inc. 1995 Stock Option Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-37057 (filed October 2, 1997).

Item 8.   Exhibits

      5.1      Opinion and Consent of McGuire, Woods, Battle
               & Boothe LLP, Counsel to the Company as to the validity of the Common Stock offered hereunder

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of McGuire, Woods, Battle & Boothe
               LLP (included in Exhibit 5.1)

     99.1      First Amendment to the COMTEX News Network,
               Inc. 1995 Stock Option Plan

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on February 7, 2000.

                              COMTEX News Network, Inc.



                              By: /S/ CHARLES W. TERRY
                                   Charles W. Terry
                                   President, Chief Executive
                                   Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 7, 2000.



/S/ C.W. GILLULY
C.W. Gilluly                       Chairman


/S/ CHARLES W. TERRY
Charles W. Terry                   President, Chief Executive
                                   Officer and Director

/S/ AARON N. DANIELS
Aaron N. Daniels                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)

/S/ ERIK HENDRICKS
Erik Hendricks                     Director



/S/ ROBERT A. NIGRO
Robert A. Nigro                    Director



/S/ JOHN D. SANDERS
John D. Sanders                    Director

                            EXHIBITS

                               TO

                   COMTEX News Network, Inc.

               REGISTRATION STATEMENT ON FORM S-8
                         Exhibit Index

     The following exhibits are filed herewith as part of this Registration Statement:

      5.1      Opinion and Consent of McGuire, Woods, Battle
               & Boothe LLP, Counsel to the Company as to the validity of the Common Stock offered hereunder

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of McGuire, Woods, Battle & Boothe
               LLP (included in Exhibit 5.1)

     99.1      First Amendment to the COMTEX News Network,
               Inc. 1995 Stock Option Plan